UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 21, 2018 (March 16, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

12120 Sunset Hills Road, Suite 330, Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 16, 2018, the Board of Directors of Internap Corporation (the “Company”) amended that certain employment agreement, dated September 12, 2016, by and between the Company and Peter D. Aquino (the “Employment Agreement”).

The principal changes to the Employment Agreement consist of the following: (i) at the end of the current term of the Employment Agreement, which is due to end on September 19, 2019, the term will automatically renew for successive one-year periods unless either party provides advance written notice of non-renewal; and (ii) non-renewal of the Employment Agreement by the Company is treated as a Qualifying Termination (as defined in the Employment Agreement) of Mr. Aquino’s employment, which will entitle Mr. Aquino to severance pay and other benefits.

The foregoing summary of the material terms of the amendment to Mr. Aquino’s Employment Agreement is qualified by reference to the full text of the agreement, which is included as Exhibit 10.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement, dated March 16, 2018, by and between Peter D. Aquino and Internap Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: March 21, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel